      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 2001
                                                      REGISTRATION NO. 333-35904
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                               REALNETWORKS, INC.
             (Exact name of registrant as specified in its charter)

          WASHINGTON                                   91-1628146
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   PAUL BIALEK
                 SENIOR VICE PRESIDENT - FINANCE AND OPERATIONS,
                      CHIEF FINANCIAL OFFICER AND TREASURER
                               REALNETWORKS, INC.
                         2601 ELLIOTT AVENUE, SUITE 1000
                            SEATTLE, WASHINGTON 98121
                                 (206) 674-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                 COPIES OF ALL COMMUNICATIONS SHOULD BE SENT TO:
                           PATRICK J. SCHULTHEIS, ESQ.
                           CHRISTIAN E. MONTEGUT, ESQ.
           WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION
                               5300 CARILLON POINT
                             KIRKLAND, WA 98033-7356

        Approximate date of commencement of proposed sale to the public:
     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
          THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ------------

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

                          DEREGISTRATION OF SECURITIES

      On April 28, 2000, RealNetworks, Inc. filed a registration statement on Form S-3 (No. 333-35904) (the "Form S-3") which registered 1,449,279 shares of its common stock for resale from time to time. The Form S-3 was declared effective by the Commission on May 10, 2000.

      The Registration Statement was filed in order to register shares of the RealNetworks' common stock issued to the former shareholders of NetZip, Inc., which was acquired by RealNetworks on January 25, 2000. Based on the records of RealNetworks' transfer agent, the selling shareholders resold 981,088 of the 1,449,279 shares registered under the Registration Statement.

      In accordance with the undertaking contained in the registration statement pursuant to item 512(a)(3) of Regulation S-K, RealNetworks respectfully requests that the Commission remove from registration a total of 468,191 shares which remain unsold under the Registration Statement. RealNetworks is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the former shareholders of NetZip, Inc. expired on May 10, 2001.

      Accordingly, RealNetworks hereby de-registers 468,191 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on June 1, 2001.

                                          REALNETWORKS, INC.

                                          By:  /s/ Paul Bialek
                                             ----------------------------------
                                               Paul Bialek
                                               Senior Vice President - Finance
                                               and Operations, Chief Financial
                                               Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                            TITLE                         DATE
           ---------                            -----                         ----
        *Robert Glaser           Chief Executive Officer and Chairman     June 1, 2001
-----------------------------      of the Board (Principal Executive
         Robert Glaser                         Officer)

        /s/ Paul Bialek           Senior Vice President - Finance and     June 1, 2001
-----------------------------   Operations, Chief Financial Officer and
          Paul Bialek             Treasurer (Principal Financial and
                                          Accounting Officer)

        *Edward Bleier                         Director                   June 1, 2001
-----------------------------
         Edward Bleier

       *James W. Breyer                        Director                   June 1, 2001
-----------------------------
        James W. Breyer

        *Bruce Jacobsen                        Director                   June 1, 2001
-----------------------------
        Bruce Jacobsen

        *Mitchell Kapor                        Director                   June 1, 2001
-----------------------------
        Mitchell Kapor

     *By: /s/ Paul Bialek                      Director                   June 1, 2001
-----------------------------
          Paul Bialek
       Attorney-in-Fact